                                                                    Exhibit 3.47

                                 (COAT OF ARMS)

                          CERTIFICATE OF INCORPORATION

                                ON CHANGE OF NAME

                               Company No. 188500

The Registrar of Companies for Scotland hereby certifies that

MULTIFABS SURVIVAL LIMITED

having by special resolution changed its name, is now incorporated under the name of

HELI-ONE SURVIVAL LIMITED

Given at Companies House, Edinburgh, the 19th August 2005



               [SEAL OF THE REGISTRAR OF COMPANIES FOR SCOTLAND]

                             (COMPANIES HOUSE LOGO)

                                 (coat of arms)

                          CERTIFICATE OF INCORPORATION

                                ON CHANGE OF NAME

                               Company No. 188500

The Registrar of Companies for Scotland hereby certifies that

MULTIFABS HOLDINGS LIMITED

having by special resolution changed its name, is now incorporated under the name of

MULTIFABS SURVIVAL LIMITED

Given at Companies House, Edinburgh, the 26th February 1999


                                                             (signed)
                                                  ------------------------------
                                                  Registrar Of Companies

                             (COMPANIES HOUSE LOGO)

                                 (coat of arms)

                          CERTIFICATE OF INCORPORATION

                                ON CHANGE OF NAME

                               Company No. 188500

The Registrar of Companies for Scotland hereby certifies that

LEDGE 412 LIMITED

having by special resolution changed its name, is now incorporated under the name of

MULTIFABS HOLDINGS LIMITED

Given at Companies House, Edinburgh, the 21st December 1998.


                                                             (signed)
                                                  ------------------------------
                                                  Registrar Of Companies

                             (COMPANIES HOUSE LOGO)

                                 (coat of arms)

                          CERTIFICATE OF INCORPORATION

                          OF A PRIVATE LIMITED COMPANY

                               Company No. 188500

The Registrar of Companies for Scotland hereby certifies that

LEDGE 412 LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Edinburgh, the 13th August 1998


                                                             (signed)
                                                  ------------------------------
                                                  Registrar Of Companies

                             (COMPANIES HOUSE LOGO)

                                                              COMPANIES HOUSE
                                                              FEE PAID 20 POUNDS
                                                              EDINBURGH
                                                              188500

                             MEMORANDUM AND ARTICLES
                                 OF ASSOCIATION

                                       of

                                LEDGE 412 LIMITED

                                   ----------

                                    LEDINGHAM
                                    CHALMERS

                                   SOLICITORS
                                 1 GOLDEN SQUARE
                                    ABERDEEN

                             TELEPHONE: 01224 408408
                              TELEFAX: 01224 408402

                                    (Barcode)

                             THE COMPANIES ACT 1985
                       PRIVATE COMPANY LIMITED BY SHARES

                            MEMORANDUM OF ASSOCIATION

                                       OF

                               LEDGE 412 LIMITED

              Registered in Scotland No. [________] ("the Company")

I.   The name of the Company is Ledge 412 Limited.

II.  The Registered Office of the Company will be situated in Scotland.

III. The objects for which the Company is established are:-

(1)  To carry on business as a general commercial company.

(2) To carry on any other business which may be advantageously carried on in connection with any of the objects of the Company.

(3) To amalgamate with any person, firm or company whose objects are within the objects of the Company, and that either by sale of the whole business, property and assets of the Company, or by purchase of the whole business, property and assets of such other company.

(4) To enter into or withdraw from any partnership, consortium, joint working arrangement, profit sharing arrangement, or other similar agreement, with others or with any agency for any company, firm or person.

(5) To establish or promote, concur or assist in establishing or promoting any other company for the purpose of acquiring all or any of the property or rights of the Company, and undertaking all or any of its liabilities or of undertaking any business or operations which may appear likely to assist or benefit the Company.

(6) To subscribe for, take, purchase or otherwise acquire and hold shares, stock, securities of or other interest in any other company, association or firm having objects altogether or in part similar to those of the Company or carrying on any business capable of being conducted so as directly or indirectly to benefit the Company.

(7) To purchase, lease or otherwise acquire any heritable or moveable property, which the Company may think necessary or convenient for the purpose of its business, and to construct, maintain and alter any buildings or works necessary or convenient for the objects of the Company.

(8) To give consideration for any property or rights acquired by the Company including without limitation in cash, bills or promissory notes, loan notes, debentures or in shares of the Company, or by means of any security or obligation which the Company has power to issue, or in any or all of these modes.

(9) To sell or otherwise dispose of the whole rights and assets of the Company, or any part thereof, for such consideration as the Company shall think fit, including without limitation, the shares, stock, debentures or securities of any other company, association, firm or person.

(10) To subscribe for, underwrite, purchase or otherwise acquire and hold (either absolutely or in security), and to sell, exchange, surrender, convert, dispose of and deal with shares, stocks, bonds, debentures, mortgages, securities, policies, book debts, business concerns and undertakings of all kinds.

(11) To enter into any arrangements with any governments or authorities (municipal, local or otherwise), or any corporations, companies, firms or persons that may seem conducive to the attainment of the Company's objects or any of them and to obtain from any such government, authority, corporation, company, firm or person, any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable and to carry out, exercise and comply with any such charters, contractors, decrees, rights, privileges and concessions.

(12) To apply for, take out, register or acquire by purchase or otherwise, any letters patent, patent licences or other patent rights, trade or service marks or designs or inventions, trade names, copyright, secret processes and all other intellectual property rights in any part of the world, and to disclaim, alter or modify the same or grant licences in respect thereof, or otherwise turn to account the rights so acquired.

(13) To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's undertaking, property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(14) To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, cheques, bills of exchange, bills of lading, warrants and all other negotiable or transferable instruments.

(15) To invest and deal with the monies of the Company not immediately required, upon such securities and in such manner as may from time to time be determined.

(16) To lend money and to make advances with or without security to any company, firm or person, and in particular to lend and advance money to companies, firms or persons owning or engaging in any business similar to that of the Company, or to customers and others having dealings with the Company.

(17) To grant undertakings, guarantees and indemnities in respect of the indebtedness or obligations of any person, firm, company or other body including in particular (but without limiting the generality of the foregoing) any company which is for the time being the holding company of the Company or another subsidiary of such holding company or a subsidiary of the Company all as defined by Section 736 of the Companies Act 1985 or any statutory amendment or re-enactment thereof for the time being in force or any company associated with the Company in business or by reason of common shareholdings or otherwise and in security of such undertakings, guarantees and indemnities to assign, dispone, convey, mortgage, pledge or charge the whole or any part of the undertaking, property, assets or revenue of the Company including uncalled capital, or in any manner of way as the Company shall think fit, with or without consideration and regardless of whether or not the Company derives any benefit therefrom.

(18) To support and subscribe to any charitable or public object and any institution, society or club.

(19) To give pensions, gratuities or charitable aid to any person or persons who may have served the Company (including Directors or ex-Directors and other officers of the Company), or to the wives, children or other relatives of such persons; and to form and contribute to provident and benefit funds for the benefit of any persons employed by the Company.

(20) To distribute any of the property of the Company among the members or otherwise in specie, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(21) To increase or reduce the capital of the Company and to sub-divide or consolidate or re-classify the shares.

(22) To do all or any of the above things in any part of the world, as principals, agents, contractors, sub-contractors, trustees or otherwise, and by or through trustees or otherwise, and either alone or in conjunction with others, and to do all such other things as are incidental or conducive to the attainment of the objects of the Company or any of them.

     And it is hereby declared that the objects of the Company specified in each sub-clause of this clause are separate and distinct objects of the Company and shall not be in anyway limited by reference to any other sub-clause or the order in which they occur or the name of the Company.

IV.  The liability of the members is limited.

V. The capital of the Company is 1000 pounds divided into 1000 ordinary shares of 1.00 pound each.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of Shares in the Capital of the Company set opposite our respective names:

Names, Addresses and Descriptions          Number of Shares taken
of Subscribers                             by each Subscriber
----------------------------------------   -------------------------------------


/s/ John Arthur Thomas Rutherford
----------------------------------------
John Arthur Thomas Rutherford              One
Solicitor
1 Golden Square,
Aberdeen


/s/ Marlene Weston
----------------------------------------
Marlene Weston                             One
Registrar
1 Golden Square
Aberdeen

Dated the 6th day of August 1998

Names, address and description of witness to the above Signatures:


/s/ Janice Mary Mackay
----------------------------------------
Janice Mary Mackay
Secretary
1 Golden Square
Aberdeen

Filing Copy

Company Number SC188500

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                               WRITTEN RESOLUTION

                                       OF

                           MULTIFABS SURVIVAL LIMITED

                                 ("THE COMPANY")

The following resolution is a copy of the written resolution of the Company passed by the sole member of the Company on 17 August 2004 in accordance with
Section 381A of the Companies Act 1985:-

SPECIAL RESOLUTION

     "That the regulations contained in the document attached hereto and signed by a director of the Company for the purposes of identification be and are hereby approved and adopted as the Articles of Association of the Company in substitution for and to the entire exclusion of the existing Articles of Association."


              (signed)                     Date
-------------------------------------   17 August 2004
Director

                                    (Barcode)

------------------------------
These are the Articles of
Association referred to in the
Resolution of even date,


           (signed)
------------------------------
Director

17 August 2004

                             THE COMPANIES ACT 1985

                                   ----------

                            COMPANY LIMITED BY SHARES

                                   ----------

                             ARTICLES OF ASSOCIATION

                                       of

                           MULTIFABS SURVIVAL LIMITED

                                   ----------

                             CONSTITUTION OF COMPANY

1.   The company is established as a private company within the meaning of
     Section 1(3) of the Companies Act 1985 (the said Act, including any statutory modification or re-enactment thereof for the time being in force being hereinafter referred to as "the Act").

     The Regulations contained or incorporated in Table A in the Companies (Tables A to F) Regulations 1985 (such Table being hereinafter called "Table A") shall be deemed to be incorporated with these Articles and shall apply to the company with the exception of Regulations 3, 4, 23, 24, 25, 35, 44, 64 to 69 inclusive, 73 to 81 inclusive, 85 to 87 inclusive, 89, 93 to 97 inclusive, 112, 115 and 118 of Table A and any other Regulation which is inconsistent with the additions and modifications hereinafter set forth.

                                     CAPITAL

2. (a) The share capital of the company at the date of adoption of these Articles is 1,404,000 pounds divided into 1,404,000 Ordinary Shares of 1 pound each.

     (b)  The Directors are unconditionally authorised for the purpose of
          Section 80 of the Act to exercise for a period of five years from the date of adoption of these Articles any power of the company to allot any shares of the company from time to time unissued (including "relevant securities" as defined in Section 80(2) of the Act) up to the amount of the share capital in existence at the date of adoption of these Articles. In accordance with Section 91 of the Act, Section 89(1) and Section 90(2) to 90(6) shall be excluded from applying to the Company.

     (c) Subject to the provisions of the Act any shares of the company may be issued on the terms that they are to be redeemed or are liable to be redeemed at the option of the company or the member and any shares of the company may be purchased by the company on such terms and conditions as the company, before it enters into a contract or contingent contract for the purchase of such shares, may by special resolution determine. A payment in respect of such a redemption or purchase by the company may with the sanction of a special resolution be made otherwise than out of the distributable profits of the company (within the meaning of Section 152(1)(b) of the Act) or the proceeds of a fresh issue of shares made for the purpose of the redemption or purchase notwithstanding that such payment may constitute a payment out of capital.

                                      LIEN

3. The lien conferred by Regulation 8 of Table A shall attach also to fully paid up shares and to all shares registered in the name of any person indebted or under liability to the company, whether he shall be the sole registered holder thereof or shall be one of two or more joint holders.

                                  UNDERWRITING

4. The company may exercise the powers of paying commissions conferred by the Act. Subject to the provisions of the Act any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

                               TRANSFER OF SHARES

5. The Instrument of Transfer of any share shall be in the form recommended in The Stock Transfer Act, 1963, or in such other form as the Directors shall from time to time approve and, when lodged for registration, shall be accompanied by the Certificate of the Share to be transferred and such other evidence (if any) as the Directors may require to prove the title of the intending transferor.

6. All transfers of shares need be executed by the transferor only and he shall be deemed to remain the holder of the shares until the name of the transferee is entered in the Register of Members in respect thereof provided that, in the case of partly paid shares, the Instrument of Transfer must also be signed by or on behalf of the transferee.

7. The Directors may in their absolute and uncontrolled discretion and without assigning any reason therefor refuse to register any transfer of any share, whether or not it is a fully paid share. Any direction (by way of renunciation, nomination or otherwise) by a member entitled to an allotment of shares to the effect that such shares or any of them be allotted or issued to or registered in name of some person other than himself shall for the purposes of this Regulation be deemed to be a transfer of shares.

                              FORFEITURE OF SHARES

8. In Regulation 18 of Table A the words "and all expenses that may have been incurred by the company by reason of such non-payment" shall be added at the end of the first sentence of the said Regulation.

                                GENERAL MEETINGS

9. Every notice convening a general meeting shall comply with the provisions of Section 372 (3) of the Act as to giving information to members in regard to their right to appoint proxies.

10. Subject as hereinafter provided if at any adjourned meeting a quorum is not present within half an hour from the time appointed for the adjourned meeting, the meeting shall be dissolved. Provided that if a meeting to consider only a resolution or resolutions for the winding up of the company and the appointment of a Liquidator be adjourned, and if at such adjourned meeting a quorum is not present within half an hour from the time appointed for the adjourned meeting, such of the members present in person or by proxy (or being corporations, by their duly authorised representative(s)) shall constitute a quorum. Regulation 41 of Table A shall be modified accordingly.

11. In Regulation 43 of Table A the words "the members present" shall be held to be delete and the words" the persons present or the duly authorised representative(s) of any corporation which is a member", shall be inserted in lieu thereof.

12. In Regulation 46 of Table A paragraphs (b) to (d) inclusive and the part of the said Regulation following thereon, shall be held to be deleted and the words" (b) by any member present in person or by proxy (or, being a corporation, by its duly authorised representative(s)), and entitled to vote" shall be inserted in lieu thereof.

                                VOTES OF MEMBERS

13. It shall suffice that Instruments appointing proxies be deposited at the registered office of the company at least 24 hours before the time for holding the meeting, and Regulation 62 of Table A shall be modified accordingly.

                                   DIRECTORS

14. The minimum number of the Directors shall be determined by the company in general meeting but failing such determination shall be one. In the event of the minimum number of Directors fixed by or pursuant to these Articles or Table A being one, a sole Director shall have authority to exercise all the powers and discretions by Table A or these Articles expressed to be vested in the Directors generally.

15. A member or members holding a majority in nominal value of the issued Ordinary Shares for the time being in the capital of the Company shall have power at any time and from time to time to appoint any person or persons as a Director or Directors, either as an addition to the existing Directors or to fill any vacancy, and to remove from office any Director howsoever appointed, provided that any such removal shall be without prejudice to any claim such Director may have for breach of any contract of service between him and the Company. Any such appointment or removal shall be effected by an instrument in writing signed by the member or members making the same, or in the case of a member being a corporation signed by one of its Directors (or some other person duly authorised by resolution of its Directors or other governing body) on its behalf, and shall take effect upon lodgement at the Registered Office of the Company.

16. The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director.

17. A Director shall not be required to hold shares of the company in order to qualify for office as a Director but he shall be entitled to receive notice of and attend and speak at every general meeting of the company and at every separate meeting of the holders of any class of shares in the capital of the company.

                               ALTERNATE DIRECTORS

18. (a) Any Director (other than an Alternate Director) may at any time appoint any person to be his Alternate (hereinafter called an "Alternate Director") and may at any time terminate such appointment.

     (b) The appointment of an Alternate Director shall determine on the happening of any event which if he were a Director would cause him to vacate such office or if the Director concerned (hereinafter called "his principal") ceases to be a Director.

     (c) An Alternate Director shall be entitled to receive Notice of Meetings of the Directors and to attend and where applicable vote as a Director and to be counted in the quorum at any such meeting at which his principal is not personally present and generally at such meetings to perform all functions of his principal as a Director. If his principal is for the time being unable to act through ill health or disability an Alternate Director's signature to any resolution in writing of the Directors shall be as effective as the signature of his principal. An Alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles nor the agent of his principal, but he shall, in the execution of his duties as aforesaid, be subject to the provisions of the Articles with regard to Directors.

     (d) An Alternate Director shall be entitled to contract to be interested in and benefit from contracts or arrangements and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive any remuneration from the company in respect of his appointment as Alternate Director.

                              DIRECTORS' INTERESTS

19. (a) No Director or intending Director shall be disqualified by his office from contracting with the company either as vendor, purchaser, lessor, customer or otherwise nor shall any such contract or any contract or any transaction or arrangement (whether or not constituting a contract) entered into with or by or on behalf of the company with any company or partnership of or in which any Director shall be a member or otherwise interested be avoided nor shall any Director so contracting or being such member or so interested be liable to account to the company for any profit realised by any such contract, transaction or arrangement by reason only of such Director holding that office or of the fiduciary relationship thereby established, provided that the fact of his being interested therein and the nature of his interest be disclosed by him at the meeting of Directors at which the contract, transaction or arrangement is first taken into consideration, if his interest then exists, or in any other case at the first meeting of the Directors after the acquisition of his interest; and such Director may vote and have his vote counted in respect of any such contract, transaction or arrangement and shall be counted in the quorum present at the meeting. Provided, if the Director be a sole Director or if all the Directors be interested in the contract, transaction or arrangement, the contract, transaction or arrangement may only be entered into by the company in general meeting, and before the contract, transaction or arrangement is entered into the Director or Directors must disclose his or their interest to the meeting.

     (b)  For the purposes of this Regulation:-

          (i) a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any contract, transaction or arrangement in which a specified person or class of persons is interests shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

          (ii) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his;

     (c) If a question arises at a meeting of Directors or of a Committee of Directors as to the right of a Director to vote, the question may before the conclusion of the meeting, be referred to the Chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive.

                             GRATUITIES AND PENSIONS

20. The Directors may establish and maintain or procure the establishment and maintenance of any non-contributory pension or superannuation funds for the benefit of and give or procure the giving of donations gratuities pensions allowances or emoluments to any persons (including Directors or former Directors of the Company) who are or were at any time in the employment or service of the company or of any company which is the holding or a subsidiary company of the company whether or not they have held any salaried employment or office in the company or such other company, and the wives, widows, families and dependents of any such persons, and also establish and subsidise or subscribe to any institutions, associations clubs or funds calculated to be for the benefit of or to advance the interests and wellbeing of the company or of any such other company as aforesaid and make payments for or towards the insurance of any such persons as aforesaid and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public general or useful object and do any of the matters aforesaid either alone or in conjunction with any such other company aforesaid. Any Director shall be entitled to participate in and retain for his own benefit any such donation gratuity pension allowance or emolument and may vote in favour of the exercise of any of the powers aforesaid notwithstanding that he is or may become interested therein.

                    DISQUALIFICATION AND REMOVAL OF DIRECTORS

21.  The office of Director shall be vacated if the Director:-

     (a) becomes apparently insolvent or makes any arrangement or composition with his creditors generally;

     (b)  he is or may be suffering from mental disorder and either:-

          (i) he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1984; or

          (ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs;

     (c)  resigns his office by notice in writing to the company;

     (d)  has his appointment cancelled by the company in general meeting;

     (e) becomes prohibited by law from being a Director or ceases to be a Director by virtue of any provision of the Act; or

     (f) shall for more than six consecutive months have been absent without permission of the Directors from meetings of the Directors held during that period and the Directors resolve that his office be vacated.

     (g) is removed by the holder or holders of a majority in nominal value of the issued Ordinary Shares for the time being in the Company, pursuant to Article 15 hereof.

                              ROTATION OF DIRECTORS

22. The Directors shall not be subject to retirement by rotation and accordingly Regulations 73 to 75 of Table A shall not apply and in Regulation 76 the words "other than a Director retiring by rotation" shall be deleted and all other references in Table A to retirement by rotation shall be disregarded.

                            PROCEEDINGS OF DIRECTORS

23. The quorum necesary for the transaction of all business of the Directors shall be two of the Directors for the time being (determined in accordance with Regulation 14 hereof) present in person or represented by an Alternate Director appointed under Regulation 18 hereof. For as long as a Director is the sole director of the Company, then the quorum for the transaction of business shall be one.

24. In Regulation 88 of Table A the word "not" where it occurs in the third sentence thereof shall be delete.

25. A Resolution in writing, signed or approved by letter, telegram, telex or cablegram by all the Directors entitled to receive notice of a meeting of Directors, or by a sole Director or by all the members of a committee or by a sole member of a committee shall be as valid as a resolution duly passed at a meeting of the Directors or of such a committee. When signed, a resolution may consist of several documents each signed by one or more of the persons aforesaid. A Resolution signed by an Alternate Director need not also be signed by his principal and if it is signed by a Director who was appointed an Alternate Director it need not be signed by the Alternate Director in that capacity.

                                    THE SEAL

26. (a) If the company has a seal it shall only be used with the authority of the Directors or of a Committee of Directors.

          The Directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a Director and by the Secretary or second Director.

     (b) The Company may exercise the powers conferred by Section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.

                                    ACCOUNTS

27. The Accounts and other documents to be prepared by the Directors shall be prepared in accordance with Section 229, Section 235 and Schedule 7 of the Act.

                                     NOTICES

28. Every Notice to be given by the company will be sent by pre-paid letter post, cable, telex or telegram to the registered address or if appropriate to the address for the time being supplied for the purpose to the Secretary of the company by the person entitled to receive the same; every Notice to be sent by letter post to an address within the United Kingdom shall be deemed to have been served on the expiry of twenty four hours from the time of posting and every Notice to be sent by Airmail to an address outwith the United Kingdom shall be deemed to have been served on the expiry of ten days from the time of posting and every Notice sent by cable, telex or telegram shall be deemed to have been served on the expiry of twelve hours from the time when the cable, telex or telegram was despatched by or on behalf of the company. In the case of joint holders of a share all notices shall be given to the joint holders whose name stands first in the Register of Members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom and who gives the company an address within the United Kingdom at which notices may be given shall be entitled to have notices given to him at that address.

                                   WINDING UP

29. If the company shall be wound-up any Director, Agent, Trustee or Member of the company alone or jointly with any other person may become a purchaser of property belonging to the company.

                                    INDEMNITY

30. (a) Every Director or other Officer of the company shall be entitled to be indemnified out of the assets of the company against all losses or liability which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings whether civil or criminal in which judgement is given in his favour or in which he is acquitted or in connection with any application under
          Section 727 of the Act, in which relief is granted to him by the Court and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to be incurred by the company in the execution of the duties of his office or in relation thereto. But these Articles shall only have effect insofar as the provisions are not avoided by Section 310 of the Act.

     (b) The Directors shall have power to purchase and maintain for any Director or other officer of the Company insurance against any such liability as is referred to in S310(1) of the Act.

31. The Directors may from time to time require any person whose name is entered in the Register of Members of the company to furnish them with any information which they may consider necessary for the purpose of determining whether or not the company is a Close Company within the meaning of Section 414(1) of The Income & Corporation Taxes Act, 1988; and if such requirement is not complied with they may with-hold any dividends or other payments otherwise due or becoming due in respect of the shares registered in the name of such person.

                                LEDGE 412 LIMITED

                        REGISTERED IN SCOTLAND NO. 188500
             REGISTERED OFFICE: 1 GOLDEN SQUARE, ABERDEEN, AB10 1HA

                               NOTICE TO REGISTRAR

                                   ----------

       The following WRITTEN RESOLUTIONS of all the MEMBERS of the Company were passed pursuant to Section 381A of the Companies Act 1985 (as amended)
                             on 59(th) November 1998

                                   ----------

                             AS SPECIAL RESOLUTIONS

1.   ADOPTION OF NEW ARTICLES

     "That the Articles of Association signed by the Secretaries for identification purposes be end are hereby adopted as the Articles of Association of the Company in substitution for the existing Articles of Association".

2.   RECLASSIFICATION OF SHARE CAPITAL

     "That the authorised share capital of the Company comprising 1,000 ordinary shares of 1.00 pound each (including the two shares in issue) be and they are hereby re-classified as 1,000 ordinary shares of 1.00 pound each having the rights and restrictions attaching to the ordinary shares of 1.00 pound each set out in the Articles of Association adopted pursuant to Resolution No. 1 above."

3.   INCREASE IN SHARE CAPITAL

     "That the authorised Share Capital of the Company be increased by 1,403,000 by the creation of 103,000 Ordinary Shares of 1.00 pound each, 100,000 A Ordinary Shares of 1.00 pound each and 1,200,000 Cumulative Redeemable Preference Shares of 1.00 pound each all having the rights and privileges set out in the new Articles of Association adopted of even date."

4.   AUTHORITY TO ALLOT

     "That the Directors be hereby authorised generally for the purpose of Section/

                                    (Barcode)

     Section 80 of the Companies Act 1985 to exercise the power of the Company to allot and issue such number of Ordinary Shares of 1.00 pound each, such number of A Ordinary Shares of 1.00 pound each and such numbers of Cumulative Redeemable Preference Shares of 1.00 pound each as are comprised in the Company's authorised share capital but unissued as at the date hereof and on such terms and conditions as the Directors may in their sole discretion think fit. This authority shall expire one year from the date of this Resolution unless sooner revoked or altered by the Company in general meeting, provided that before such expiry the Company may make an offer or agreement which would or might require Shares to be allotted and issued after such expiry and the Directors may allot and issue Shares in pursuance of such offer or agreement as if the authority conferred hereby had not expired."


     /s/ Ledingham Chalmers                    5.11.98
     -------------------------------------       Date
     Ledingham Chalmers
     Secretaries

     Ref: RC/KMQ

Filing Copy

COMPANY NUMBER SC188500

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                                WRITTEN RESOLUTION

                                       OF

                           MULTIFABS SURVIVAL LIMITED

                                 ("THE COMPANY")

The following resolution is a copy of the written resolution of the Company passed by the sole member of the Company on 18th August 2004 in accordance with
Section 381A of the Companies Act 1985:-

SPECIAL RESOLUTION

     "That the Articles of Association of the Company be altered by the deletion of the word "two" in line one of Article 23, to be replaced with the word "three"."


              (signed)                     Date
-------------------------------------   18/8-2004
Director

                                    (Barcode)

FILING COPY

                               COMPANIES ACT 1985

                               WRITTEN RESOLUTIONS

                                       OF

                           MULTIFABS SURVIVAL LIMITED
                                 ("the Company")

                        Registered in Scotland No. 188500

--------------------------------------------------------------------------------

         Pursuant to Section 381A of the Companies Act 1985 ("the Act")
                           passed on 13th August 2004

--------------------------------------------------------------------------------

WE, the undersigned members of the above named Company being all the members who at the date hereof would be entitled to attend and vote at a general meeting of the Company, hereby resolve as follows:-

AMENDED ARTICLES OF ASSOCIATION

"That the Articles of Association be altered by substituting Clause 3 with a new Clause 3 as follows:-

(a)  Regulations 2, 8, 17, 23, 24, 32(a), 39, 40, 41, 50, 64, 65, 73 to 78
     inclusive, 80, 89, 94, 97 and 118 of Table A do not apply to the Company."

(b) Regulation 79 applies to the extent of "the directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors."


(signed)                                /s/ Neil Ian Allanach
-------------------------------------   ----------------------------------------
for, Aberdeen Development Capital plc   Neil Ian Allanach


(signed)                                /s/ George Taylor Hutcheon
-------------------------------------   ----------------------------------------
for State Street Nominees Limited       George Taylor Hutcheon

                                    (Barcode)

Filing Copy

COMPANY NUMBER SC188500

                             THE COMPANIES ACT 1985

                            COMPANY LIMITED BY SHARES

                               WRITTEN RESOLUTION

                                       OF

                           MULTIFABS SURVIVAL LIMITED

                                 ("THE COMPANY")

The following special resolution is a copy of the Written Resolution of the Company passed by the sole member of the Company on 6th September 2004 in accordance with Section 381A of the Companies Act 1985:-

SPECIAL RESOLUTION

"That the Articles of Association of the Company be and are hereby inclusion of the following as a new article 7A, after existing article 7:-

7A Notwithstanding anything contained in these Articles, the Directors will forthwith register any transfer of shares and may not for any reason suspend registration of shares where such transfer:-

     (i) is to a bank or institution to which such shares have been charged by way of security, whether as agent for a group of banks or institutions or otherwise, or to any nominee or any transferee of such bank or institution (a "Secured Institution"); or

     (ii) is delivered to the Company for registration by a Secured Institution or its nominee in order to perfect its security interest over the shares; or

                                    (Barcode)

     (iii) is executed by a Secured Institution or its nominee pursuant to the power of sale or other power under such security and, in this respect, the directors shall be entitled and obliged on to rely on a certificate from an officer or manager from the Secured Institution to confirm that the transfer is so executed."


              (signed)                  6th September 2004
-------------------------------------   Date
Director